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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 2000 included in Cypress Communications, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Atlanta, Georgia

July 12, 2000